 Exhibit 99.1

Excel Corporation Reports 2016 Annual Financial Results

IRVING, Texas, April 14, 2017 (GLOBE NEWSWIRE) -- Excel Corporation (OTCQB:EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today reported its consolidated results for the year ended December 31, 2016. Due to the acquisition of the U.S. operations of Calpian, Inc. on November 30, 2015, the results of 2016 and 2015 are not comparable.

2016 Financial and Operational Highlights:

●	Results for eVance include first full year of operations from Calpian acquisition
●	Completed new $25 million credit facility in November 2016
●	Restructured Securus subsidiary operations in April 2016
●	Reported increased annual revenue of $17,115,210
●	Earned net income from continuing operations of $1,233,055
●	Reported a net loss after discontinued operations of $1,796,157
●	Increased year-end cash and cash equivalents to $1,586,207
●	Generated positive EBITDA of $3,431,311

“Coming off a strong finish last year, 2016 was another eventful and successful year for Excel, setting the stage for our future growth. We completed the integration of our late 2015 acquisition of the U.S. assets of Calpian Inc., restructured our Securus operations - significantly improving profitability and in November 2016, secured a new $25 million credit facility to refinance our existing secured debt and provide for additional acquisitions,” stated T. A. “Kip” Hyde, Jr., Excel's CEO. “These three major accomplishments now provide Excel with a more robust operating platform, improved profitability and a great foundation for 2017.”

Selected financial information comparisons:

For the full-year 2016, net revenues increased 204.0% to $17,115,210 as compared to $5,629,240 in the prior year. The increase in total revenues was primarily due to the first full year of results from Excel’s acquisition of the U.S. assets of Calpian, Inc. For the year ended December 31, 2016, net income from continuing operations decreased by $844,521 or 40.6% to $1,233,055. This decrease is primarily due to increased net interest expense of $1,556,105 as compared to $371,596 in the prior year resulting from the Calpian acquisition. In addition, the 2015 results included a non-operating gain from the sale of a residual portfolio of $445,742. The Company recorded a net loss for 2016 of $1,796,157 compared to a net loss of $1,622,494 in 2015, a 10.7% decline. Similar to 2015, this year’s net loss is primarily due to charges taken on the loss from discontinued operations, as well as an additional loss on disposal of operations taken at our Securus subsidiary of $2,188,571 and $840,641 respectively. EBITDA for 2016 increased to $3,431,311 or up 19.2% compared to 2015 EBITDA of $2,878,749. Lastly, 2016 year-end cash and cash equivalents increased to $1,586,207 or 338.0% over the 2015 year-end balance of $362,130.

For the year ended December 31, 2016, the Company announced the following results. The Table below presents summary financial data; see the Company’s Form 10-K filed on April 14, 2017 for additional information:

Excel Corporation

Summary Consolidated Financial Results

	Year ended
	December 31,
	2016	2015

Revenues	$17,115,210	$5,629,240
Costs and expenses	14,292,448	3,625,810

Operating income from continuing operations	2,822,762	2,003,430

Interest expense, net	1,556,105	371,596
Other income (expense)	(33,602)	445,742

Net income from continuing operations	$1,233,055	$2,077,576
Loss from discontinued operations	(2,188,571)	(3,700,070)
Loss on disposal of operations	(840,641)	—
Net income (loss)	$(1,796,157)	$(1,622,494)
Fully diluted earnings per share
Net income from continuing operations	$0.013	$0.021
Loss from discontinued operations	(0.031)	(0.038)
Net loss	(0.018)	(0.017)

EBITDA calculation
Net income from continuing operations	$1,233,055	$2,077,576
Depreciation and amortization	485,784	143,428
Interest expense, net	1,556,105	371,596
Non-cash stock compensation	156,367	286,149
Income tax expense, net	—	—
EBITDA	$3,431,311	$2,878,749

Selected Balance Sheet Data

	Dec 31,	Dec 31,
	2016	2015
Cash and cash equivalents	$1,586,207	$362,130
Total assets	14,711,950	14,013,270
Current portion of long-term debt	12,809,252	8,984,544
Long-term debt, net of current portion	-	226,733
Total stockholders equity (deficit)	(372,206)	1,037,584

Disclosure of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes the presentation of certain non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with the non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating performance. For all non-GAAP financial measures in this release, we have provided corresponding GAAP financial measures for comparative purposes in the report.

We refer to the term “EBITDA” in various places of our financial discussion. EBITDA is defined by us as net income (loss) from continuing operations before interest expense, income tax, depreciation and amortization expense and certain non-cash expenses and is calculated in accordance with our debt covenants. EBITDA is not a measure of operating performance under GAAP and therefore should not be considered in isolation nor construed as an alternative to operating profit, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP. Also, EBITDA should not be considered as a measure of liquidity. Moreover, since EBITDA is not a measurement determined in accordance with GAAP, and thus is susceptible to varying interpretations and calculations, EBITDA, as presented, may not be comparable to similarly titled measures presented by other companies.

2

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation, through its eVance Processing and eVance Capital subsidiaries, is a national electronic payments company, providing integrated credit card payment processing and financial services to small and medium sized businesses processing approximately $1.5 billion in transactions annually. As a merchant acquirer, the company purchases merchant portfolios, as well as sells a selection of payment processing and funding solutions through a network of independent sales organizations (ISOs), direct sales representatives, agent banks and the Internet. Supporting virtually all types of businesses, Excel provides solutions that help merchants run and grow their businesses. eVance Processing’s card payment and point-of-sale systems provide tools for merchants to run every aspect of their business. eVance Capital offers merchants a suite of financial products ranging from $10,000 to $1,000,000 per funding, designed to help them grow. For more information on our products and services, see www.eVance Processing.com and www.eVanceCapital .com.

Excel Corporation common stock is traded Over-The-Counter on the OTCQB under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

Safe Harbor Statement: All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, among others, statements regarding ability of the Company to comply with the covenants and other terms and conditions of the GACP term loan, to meet the conditions in the GACP term loan necessary to borrow additional funds, to identify and complete acquisitions that meet our investment strategy. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Ross DiMaggio

Investor Relations

Union Square Associates

212.675.2100

info@excelcorpUSA.com

3